UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 3, 2007, the Board of Directors of the Registrant adopted an amendment to Article II of the Registrant’s By-Laws. The amendment brings the Registrant’s securities into compliance with Nasdaq’s Rule 4350 (1)(2), which provides: On and after January 1, 2008, all securities listed on Nasdaq (except non-equity securities which are book-entry only) must be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act. Article II of the Registrant’s By-Laws was amended by the addition of a new Section 13, which reads as follows:

Section 13. Form, Execution and Issuance of Stock Certificates. The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be non-certificated shares (i.e., in book entry form). Any such resolution shall not apply to shares represented by a certificate unless the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for book entry shares, every holder of stock represented by certificates and, upon request, every holder of book entry shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer. Each certificate of stock shall indicate the number of shares registered in certificate form and owned by the shareholder in the corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

December 6, 2007